UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011 (October 27, 2011)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite C-175, Phoenix, AZ 85014

(Address and zip code of principal executive offices)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 27, 2011, Southern Copper Corporation (the “Company”) announced that it had appointed Mr. Raul Jacob as its Comptroller.  Mr. Jacob replaces Mr. Jose N. Chirinos, who retired on September 18, 2011.

Mr. Raul Jacob, aged 53, has held various positions focused primarily in financial planning, corporate finance, shareholder and investor relations and project evaluation with the Company since 1992.  In September 2011, he was appointed Director of Controller and Finance of the Company’s Peruvian Branch.

In 2010, Mr. Jacob was considered by Institutional Investor among the top three investor relations executives of Latin America. He is currently a member of the consulting board of the MBA program (Finance) of the Universidad del Pacífico in Lima, Peru. Until March of 2010 he was President of the Strategic Studies Center of IPAE, an entrepreneurial association. Between 2004 and 2006 he was the President of the Finance Affairs Committee of the American Chamber of Commerce of Peru.

Mr. Jacob has a BS and a Professional Degree in Economics from Universidad del Pacífico of Lima. He has also obtained a MA (Economics) from the University of Texas at Austin, as well as a Diploma in Applied International Management from the Stockholm School of Economics of Sweden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

Date: October 28, 2011	By:	/s/Oscar Gonzalez Rocha
	Name:	Oscar Gonzalez Rocha
	Title:	President and Chief Executive Officer